Exhibit 10.8

Activate Permanent Capital Corp.
50 California Street, Suite 680
San Francisco, CA 94111

[●], 2021

APCC Sponsor LLC

50 California Street, Suite 680

San Francisco, CA 94111

Re:           Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Activate Permanent Capital Corp. (the “Company”) and APCC Sponsor LLC (“APCC Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (File No. 333-) (the “Registration Statement”) is declared effective (the “Effective Date”), and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)            APCC Sponsor shall make available, or cause to be made available, to the Company, at 50 California Street, Suite 680, San Francisco, CA 94111 (or any successor location of APCC Sponsor), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. As reimbursement therefor, the Company shall pay to APCC Sponsor (and APCC Sponsor will receive on behalf of itself or, to the extent it causes another person (including any affiliate of APCC Sponsor) to make support available to Company, as nominee on behalf of such other person) the sum of $40,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Although the sums payable hereunder are fixed, the parties intend that such sums constitute solely a reimbursement for the costs described herein without any mark-up or other profits and agree that such fixed sums constitute a reasonable estimate of such costs.

(ii)            APCC Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that APCC Sponsor may assign this letter agreement, in whole or in part, to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, APCC Sponsor, without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

ACTIVATE PERMANENT CAPITAL CORP.

By:
Name:	Timothy G. Healy
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

APCC SPONSOR LLC

By:
Name:	Jacob Susman
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Administrative Support Agreement]